UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

December 10, 2007
Date of report (Date of earliest event reported)

C2 GLOBAL TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

FLORIDA
(State or Other Jurisdiction of
Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

40 King Street West, Suite 3200, Toronto, Ontario, Canada, M5H 3Y2

(Address of Principal Executive Offices and Zip Code)

(416) 866-3000
(Registrants Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01	Other Events

Disposition of Investment in MyTrade.com, Inc.

On December 10, 2007, C2 Global Technologies Inc. (the "Company") completed the sale of its ownership interest in MyTrade.com, Inc. (“MyTrade.com”) to an unrelated third party. The Company’s net proceeds from the sale are expected to be approximately $150,000, resulting in a gain of approximately $75,000. The Company’s investment in MyTrade.com, which was made through its wholly owned subsidiary, C2 Investments Inc., was completed in August 2007 when it acquired 75,000 shares of convertible Series A Preferred Stock, representing approximately 12.5% of MyTrade.com’s preferred stock, or approximately 3.57% of MyTrade.com on an as-converted basis.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C2 Global Technologies Inc.

Date: December 14, 2007	By:	/s/ Allan C. Silber
Name: Allan C. Silber
Title: Chairman of the Board and Chief Executive Officer